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                          COAST DENTAL SERVICES, INC.
                                  EXHIBIT 11.1
                       COMPUTATION OF PER SHARE EARNINGS

                                                   QUARTER ENDED                     SIX MONTHS ENDED
                                                      JUNE 30,                            JUNE 30,
                                            ----------------------------        ---------------------------
                                               1997              1998              1997             1998
                                            ----------------------------        ---------------------------
Net income..............................    $  678,111        $1,217,184        $1,329,338       $2,534,334
                                            ==========        ==========        ==========       ==========

Pro forma net income....................    $  678,111        $1,217,184        $1,187,317       $2,534,334
                                            ==========        ==========        ==========       ==========

Shares:
Basic weighted average number of
  shares outstanding....................     5,731,420         7,621,084         5,210,797        7,616,034
Additional shares issuable under
  stock options for diluted earnings
  per share.............................        70,625            91,945            63,547          101,641
                                            ----------        ----------        ----------       ----------
Diluted weighted average number
  of shares outstanding.................     5,802,045         7,713,029         5,274,344        7,717,675
                                            ==========        ==========        ==========       ==========


Basic earnings per share................    $      .12        $      .16        $      .26       $      .33
                                            ==========        ==========        ==========       ==========
Pro forma basic earnings per share......    $      .12        $      .16        $      .23       $      .33
                                            ==========        ==========        ==========       ==========

Diluted earnings per share..............    $      .12        $      .16        $      .25       $      .33
                                            ==========        ==========        ==========       ==========
Pro forma diluted earnings per share....    $      .12        $      .16        $      .23       $      .33
                                            ==========        ==========        ==========       ==========



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